SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 27, 2012

DYNASTAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-144596	32-0309317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Herr Lane, Louisville, KY 40222
(Address of principal executive offices)

502.326.8100
(Registrant’s telephone number, including area code)

(Former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of Dynastar Holdings, Inc. filed with the Securities and Exchange Commission on December 3, 2012 is being filed solely to provide the Item 9.01(d) exhibits related to the acquisition of assets discussed in Item 2.01 below. No other changes to the Current Report have been made.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 27, 2012, Dynastar Holdings, Inc. (“we,” “us” or “our”) and Dynastar Ventures, Inc. (“DVI”), our wholly owned operating subsidiary, completed the acquisition (the “Acquisition”) from uBuy2Give, Inc. (“uB2G”) of uB2G’s ConnectionPlus® software (the “ConectionPlus Assets”).

The ConnectionPlus Assets consist of a suite of software applications including a toolbar application, a shopping mall application, a reporting portal and related functional components that, taken together, enables online shoppers to receive cash back rebates on their internet retail purchases.

The Acquisition was consummated pursuant to and in accordance with the terms of an Amended and Restated Asset Acquisition Agreement (the “Agreement”) dated November 17, 2012 by and among the Company, DVI and uB2G.

Pursuant to the terms of the Agreement, as consideration for the Acquisition, we agreed to issue to uB2G 9,559,862 restricted shares of our common stock (the “Consideration Shares”). 4,779,931 of the Consideration Shares are being delivered to uB2G promptly after the closing of the Acquisition and the remaining 4,779,931 Consideration Shares will be held in escrow by our legal counsel, Gottbetter and Partners, LLP, and released to uB2G if the ConnectionPlus platform implemented by us is able to process at least one hundred fifty thousand (150,000) transactions (the “Warranty Benchmark”) by December 31, 2013. However, if the ConnectionPlus platform is not able to process the Warranty Benchmark number of transactions by December 31, 2013, we will not be obligated to deliver the remaining 4,779,931 Consideration Shares to uB2G and those shares will be returned to our treasury for cancellation.

All of the Consideration Shares carry “piggy back” registration rights.

In the event that the ConnectionPlus platform cannot process the Warranty Benchmark number of transactions by December 31, 2013, uB2G may reacquire the ConnectionPlus Assets by returning to us the 4,779,931 Consideration Shares delivered to uB2G following the closing.

On August 2, 2012, pursuant to the original letter of intent dated July 23, 2012 between us and uB2G relating to our purchase of the ConnectionPlus Assets, we provided uB2G with a loan in the principal amount of $50,000, which loan was evidenced by a 10% senior subordinated promissory note due on November 2, 2012. Upon the closing of the Acquisition on November 27, 2012, the aggregate principal amount of this note plus accrued interest was forgiven by us in full and the note was cancelled.

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The sale of the ConnectionPlus Assets to us was approved by a majority of the equity investors in uB2G. Additionally, as a condition to the closing of the Acquisition, all but one of the uB2G secured lenders agreed to terminate their security interests in the ConnectionPlus Assets and, in lieu of their liens on the ConnectionPlus Assets, to take a security interest in the Consideration Shares which have been pledged to them by uB2G. With respect to the one secured lender of uB2G who did not release its security interest in the ConnectionPlus Assets to whom uB2G issued a promissory note in the principal amount of $30,000, that uB2G lender retains its security interest in the ConnectionPlus Assets now owned by us.

In connection with and in support of the Acquisition, effective as of November 27, 2012, we entered into consulting agreements with John Higgins, the President of uB2G, Jed Trosper, the Chief Executive Officer of uB2G, and a consultant to uB2G. Pursuant to these agreements, in exchange for their assistance with our implementation and integration of the ConnectionPlus Assets, we agreed (i) to pay Mr. Higgins a cash fee for six months and to grant him an option to acquire 400,000 shares of our common stock, (ii) to grant Mr. Trosper an option to acquire 1,000,000 shares of our common stock and (iii) to grant the consultant an option to acquire 100,000 shares of our common stock. These options are exercisable for ten years at an exercise price of $0.20 per share. Mr. Higgins will only be entitled to acquire 200,000 option shares, Mr. Trosper will only be entitled to acquire 500,000 option shares and the consultant will only be entitled to acquire 50,000 option shares if the ConnectionPlus platform cannot reach the Warranty Benchmark by December 31, 2013. Pursuant to his agreement, Mr. Higgins may assist us in marketing the ConnectionPlus platform and would receive a cash commission on any successful sales.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this Current Report relating to the issuance of 9,559,862 restricted shares of our common stock to uB2G is incorporated into this item by reference. These securities are being issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 as transactions not involving a public offering.

Private Placement Offering

As originally reported in our current report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2012, on January 17, 2012 we completed an initial closing of a “best efforts” private placement offering (the “Offering”) of 125,000 units of our securities, at a price of $0.20 per unit for an aggregate amount of $25,000. Each unit sold in the Offering consisted of one share of our common stock and a five-year warrant to purchase one-half share of our common stock at a purchase price of $0.80 per whole share.  On February 24, 2012 we conducted an additional closing of the Offering at which time we sold an additional 125,000 units for an aggregate of $25,000 and on May 15, 2012 we closed on the sale of an additional 2,500,000 units for an aggregate of $500,000, on August 1, 2012 we closed on the sale of an additional 250,000 units for an aggregate of $50,000, on September 28, 2012 we closed on the sale of an additional 250,000 units for an aggregate of $50,000, and on October 23, 2012 we closed on the sale of an additional 1,250,000 units for an aggregate of $250,000.

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We have paid the placement agent in the Offering, Gottbetter Capital Markets, LLC, a registered broker-dealer and FINRA member, a cash commission of 10% of the funds raised from investors in the Offering. In addition, the placement agent received five-year warrants, exercisable at a price of $0.20 per share, to purchase a number of shares of our common stock equal to ten percent (10%) of the units sold to investors in the Offering.

The securities issued in the Offering were offered and sold pursuant to exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Regulations D and S promulgated thereunder.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits

The following Exhibits are being filed with this Current Report.

In reviewing the agreements included as exhibits to this Current Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in the Company’s other public filings, which are available without charge through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

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Exhibit No.	Description

2.1	Letter of Intent dated July 23, 2012 by and between the Registrant and uBuy2Give, Inc. *

2.2	Amended and Restated Asset Acquisition Agreement dated as of November 27, 2012 by and among the Registrant, Dynastar Ventures, Inc. and uBuy2Give, Inc. *

4.1	10% Convertible Bridge Promissory Note, in the Principal Amount of $50,000 made by uBuy2Give, Inc. in favor of the Registrant, dated August 2, 2012 *

10.1	Registration Rights Agreement dated November 27, 2012 by and between the Registrant and uBuy2Give, Inc. *

10.2	Service Support Agreement dated November 27, 2012 between Dynastar Ventures, Inc. and CGBG, LLC *

10.3	Consulting Agreement dated November 27, 2012 by and between the Registrant and Perry Volpone *

10.4	Consulting Agreement dated November 27, 2012 by and between the Registrant and John Higgins *

10.5	Consulting Agreement dated November 27, 2012 by and between the Registrant and Jed Trosper *

10.6	Escrow Agreement between the Registrant, uBuy2Give, Inc. and Gottbetter & Partners, LLP *

10.7	Stock Option Agreement dated as of November 27, 2012 by and between the Registrant and Perry Volpone *

10.8	Stock Option Agreement dated as of November 27, 2012 by and between the Registrant and John Higgins *

10.9	Stock Option Agreement dated as of November 27, 2012 by and between the Registrant and Jed Trosper *

[Remainder of page left blank.]

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2012	Dynastar Holdings, Inc.

By:	/s/ John S. Henderson IV
Name: John S. Henderson IV
Title: Chief Executive Officer

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